EXHIBIT 99.1

Bard D. Rockenbach Joins Twin Vee PowerCats Co.’s Board of Directors

FORT PIERCE, FL / ACCESSWIRE / November 9, 2021 / Twin Vee PowerCats, Co. (NASDAQ:VEEE), (“Twin Vee” or the “Company”), a manufacturer of recreational and commercial power catamaran boats, today announced that West Palm Beach attorney Bard D. Rockenbach has been appointed to its board of directors.

Rockenbach brings to the board an extensive legal background, having been a practicing attorney for 33 years. Since January 2005, he has been the managing partner of Burlington & Rockenbach, P.A., a trial and appellate litigation law firm in West Palm Beach, Florida. Before forming Burlington & Rockenbach, P.A., Rockenbach was a solo practitioner and also worked for insurance defense law firms throughout Florida. Rockenbach is board certified by the Florida Bar Association in appellate practice and has over 250 published decisions.

“Bard has a wealth of relevant experience and will be a tremendous resource as we continue our work to grow our Twin Vee customer base, build our new EV brand, Forza X1, and establish the first marine mobile repair franchising company with Fix My Boat,” said Twin Vee President and CEO Joseph Visconti. “I’m excited to work with him and believe he will have valuable insight as we head into the next phase of our Company’s trajectory.”

“I’m an avid boater and have been inspired by Twin Vee’s goal to innovate in the marine industry by offering high-quality products at an affordable price,” Rockenbach said. “I am eager to work alongside Joseph and the other directors to help guide the company’s continued success and bring my experience and perspective to further the Twin Vee mission.”

In addition to his legal experience, Rockenbach has served on the Board of Directors of the Appellate Practice Section of the Florida Justice Association as both a chairman and a director. He was also the chairman of the Palm Beach County Bar Association Technology Committee. Rockenbach has a Bachelor of Science in Accounting from the University of Florida and a Juris Doctor from the Stetson University College of Law.

About Twin Vee PowerCats Co.

Twin Vee is a designer and manufacturer of recreational and commercial power catamaran boats. Founded in 1996, the Company has been an innovator in the catamaran sport boat industry, manufactured and shipped over 7000 Twin Vee’s worldwide. Learn more at https://twinvee.com/. Twin Vee is one of the most recognizable brand names in the power catamaran category and is known as the “Best Riding Boats on the Water™.”

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements and include statements regarding Mr. Rockenbach’s expected contribution to the Company, the Company growing its customer base, building its new EV brand, Forza X1, and establishing the first marine mobile repair franchising company with Fix My Boat . These forward-looking statements are based on management’s expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Mr. Rockenbach’s ability to contribute to the Company and its growth, the Company’s ability to bring its new boat models and electric outboard motor propulsion system to market as planned, the Company’s ability to establish the first marine mobile repair franchising company with Fix My Boat, and the duration and scope of the COVID-19 outbreak worldwide, including the impact to supply chains and state and local economies, and the risk factors described in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2021. The information in this release is provided only as of the date of this release, and the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events, except as required by law.

CONTACT:
Glenn Sonoda
investor@twinvee.com
(772) 429-2525

SOURCE: Twin Vee PowerCats Co